Exhibit 16


FRANK L. SASSETTI & CO.
CERTIFIED PUBLIC ACCOUNTANTS
www.flsassetti.com


November 1, 2006

Securities and exchange Commission
Washington, DC  20549

and

National Futures Association
Chicago, IL 60606

and

Commodity Futures Trading Commission
Washington DC 20581

Ladies and Gentlemen,

We were previously principal accountants for TriView Global Fund, LLC and, under the date of August 11, 2006, we reported on the financial statement of TriView Global Fund, LLC as of June 30, 2006 and for the six months then ended. On October 19, 2006, our appointment as principal accountants was terminated. We have read TriView Global Fund, LLC's statements included under
Item 4.01 (a) of its Form 8-K/A and we agree with such statements included in paragraphs (a)(i), (a)(ii), (a)(iii), (a)(iv) and (a)(vi), except that we are not in a position to agree or disagree with TriView Global Fund, LLC's statements contained in paragraphs (a)(v) and (b).

Sincerely,

/s/ Frank L. Sassetti & Co.
FRANK L. SASSETTI & CO.






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